UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                          Date of Report: April 7, 2006
                        (Date of earliest event reported)

                           QUEST RESOURCE CORPORATION
             (Exact name of registrant as specified in its charter)

            Nevada                     0-17371               90-0196936
(State or other jurisdiction         (Commission          (I.R.S. Employer
of incorporation or organization)    File Number)       Identification Number)


                         9520 North May Ave., Suite 300
                          Oklahoma City, Oklahoma 73120
          (Address of principal executive offices, including zip code)

                                 (405) 488-1304
              (Registrant's telephone number, including area code)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

      Item 7.01 Regulation FD Disclosure

      On April 7, 2006, Quest Resource Corporation announced its monthly statistics for certain operational information for the month of March 2006.

      The information for March 2006 is as follows:

                   November  December  January   February    March      Total
                     2005      2005      2006      2006      2006
Production Wells      22        51        41        64        78         256
Drilled
Production Wells       2        16        48        48        55         169
Connected
Production Wells      21         5         2        16        21          65
Recompleted
SWD Wells Drilled      1         1         1         2         2           7
Pipeline             6.85      27.9      33.3      39.6      48.3       155.95
Installed (miles)
Gross Volumes     1,106,027 1,084,911 1,166,544 1,073,168 1,239,854(2) 5,670,504
Transported
  (mcf) (1)
Net Acres Leased   1,340.55 3,851.48  4,376.74   4,215.22  6,033.66    19,817.65
----------------
(1) Includes approximately 3,000 to 4,000 mcf/daily of natural gas that is transported on our gathering pipeline system for third parties. We receive approximately 30% of these volumes as compensation for transporting this natural gas.

(2)   Preliminary estimate



                                  SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    QUEST RESOURCE CORPORATION



                                    By: /s/ David E. Grose
                                        ----------------------------------------
                                        David E. Grose
                                        Chief Financial Officer

      Date: April 7, 2006